Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): August 26, 2003

USURF America, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-15383	72-1482416
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6005 Delmonico Drive, Suite 140, Colorado Springs, Colorado 80919
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (719) 260-6455

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Form 8-K
USURF America, Inc.

Item 2. Acquisition or Disposition of Assets.

Effective August 26, 2003, USURF America, Inc., a Nevada corporation, acquired the customer base, approximately 510 customers, and related assets of Pipeline Networks of Colorado, LLC, a privately-held Denver, Colorado-area provider of high-speed broadband Internet access service. Our acquired customers receive their broadband Internet access via traditional digital subscriber line (DSL) service and the Pipeline acquisition included all of the assets needed to provide broadband DSL service at each of the 12 multiple dwelling unit properties to which we gained rights of entry.

In the acquisition of the Pipeline customers and assets, we used $45,000 of our cash on hand and a promissory note, face amount $111,300, due December 15, 2003, with interest accruing at 8% per annum. Our subsidiary, USURF Communications, Inc. is the maker of this promissory note and we have guaranteed its performance under the promissory note. In addition, we are to deliver to Pipeline, prior to December 31, 2003, the cash sum of $156,500 or, in our sole discretion, approximately 1,300,000 shares of our common stock, a per share value of $.12. We have not yet determined whether we will elect to deliver cash or stock.

Item 7. Financial Statements and Exhibits
(a)	Financial Statements.
The financial statements relating to the acquired customer base and assets of Pipeline will be filed by us by amendment to this Current Report on Form 8-K.
(b)	Exhibits.
Exhibit No.	Description
10.1	Asset Purchase Agreement, dated August 25, 2003, among USURF America, Inc., USURF Communications, Inc. and Pipeline Networks of Colorado, LLC.
10.2	Promissory Note, dated August 25, 2003, face amount $111,300, in favor of Pipeline Networks of Colorado, LLC, and USURF Communications, Inc. as maker.
10.3	Security Agreement, dated August 25, 2003, between USURF Communications, Inc. and Pipeline Networks of Colorado, LLC.
10.4	Guaranty Agreement, dated August 25, 2003, executed by USURF America, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 2, 2003.	USURF AMERICA, INC.

By:	/s/ DOUGLAS O. MCKINNON
Douglas O. McKinnon President and CEO

EXHIBIT INDEX
Exhibit No.	Description
10.1	Asset Purchase Agreement, dated August 25, 2003, among USURF America, Inc., USURF Communications, Inc. and Pipeline Networks of Colorado, LLC.
10.2	Promissory Note, dated August 25, 2003, face amount $111,300, in favor of Pipeline Networks of Colorado, LLC, and USURF Communications, Inc. as maker.
10.3	Security Agreement, dated August 25, 2003, between USURF Communications, Inc. and Pipeline Networks of Colorado, LLC.
10.4	Guaranty Agreement, dated August 25, 2003, executed by USURF America, Inc.